Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Fourth Quarter and Fiscal 2017 Results
SAN JOSE, Calif.-February 28, 2018-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery technology and cable access virtualization, today announced its unaudited results for the fourth quarter and fiscal year ended December 31, 2017.
Q4 Financial and Business Highlights

•	GAAP revenue $101.0 million, up 9.7% sequentially; non-GAAP revenue $101.1 million, up 10.3% sequentially

•	Video segment revenue: GAAP and non-GAAP $87.6 million

•	Cable Edge segment revenue: GAAP $13.4 million; non-GAAP $13.5 million

•	Operating margin: GAAP (8.0)%; non-GAAP 1.5%

•	Announced first scale CableOS deployment, and world’s first virtualized cable access network

•	CableOS deployments and advanced field trials now total >12

•	Second consecutive quarter of sequential Video segment revenue growth and >6.5% non-GAAP Video operating margin

•	Video SaaS ARR $9.1 million, up > 300% year-over-year

•	Bookings $122.9M up 28% sequentially, drove record backlog and deferred revenue of $224.4M

•	Generated $9 million cash from operations; ended quarter with $57 million cash and cash equivalents.
“Q4 was our highest revenue quarter of 2017, and our largest booking quarter in several years,” said Patrick Harshman, president and chief executive officer of Harmonic. “We recently announced our first scale CableOS deployment, and now have over 12 CableOS commercial deployments and advanced field trials. In our Video segment, expanding success with our OTT streaming solutions enabled us to deliver our second consecutive quarter of profitable growth.”
Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q4 2017	Q3 2017	Q4 2016	Q4 2017	Q3 2017	Q4 2016
	(in millions, except per share data)
Net revenue	$101.0	$92.0	$113.1	$101.1	$91.6	$113.8
Net income (loss)	$(11.8)	$(15.6)	$(10.4)	$(0.4)	$(0.5)	$6.7
Diluted EPS	$(0.14)	$(0.19)	$(0.13)	$0.00	$(0.01)	$0.08

Other Financial Information				Q4 2017	Q3 2017	Q4 2016
				(in millions)
Bookings for the quarter				$122.9	$96.0	$116.9
Backlog and deferred revenue as of quarter end				$224.4	$200.9	$188.4
Cash and short-term investments as of quarter end				$57.0	$50.0	$62.6
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.

Q1 Financial Guidance and Outlook for 2018

GAAP Financial Guidance	Q1 2018		2018
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$83.0	$93.0	$380.0	$430.0
Video	$70.0	$76.0	$290.0	$320.0
Cable Edge	$13.0	$17.0	$90.0	$110.0
Gross Margin %	48.0%	49.5%	48.5%	51.0%
Operating Expenses	$55.1	$57.1	$214.3	$222.3
Operating Income (Loss)	$(17.4)	$(8.9)	$(38.1)	$5.4
Tax Benefit (Expense)	$(0.7)	$(0.7)	$(2.8)	$(2.8)
EPS	$(0.25)	$(0.15)	$(0.63)	$(0.12)
Shares	84.3	84.3	86.0	86.0
Cash	$45.0	$55.0	$45.0	$55.0

Non-GAAP Financial Guidance	Q1 2018		2018
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$83.0	$93.0	$380.0	$430.0
Video	$70.0	$76.0	$290.0	$320.0
Cable Edge	$13.0	$17.0	$90.0	$110.0
Gross Margin %	52.0%	53.0%	51.0%	53.0%
Operating Expenses	$49.0	$51.0	$196.0	$204.0
Operating Income (Loss)	$(8.0)	$0.5	$(11.0)	$32.5
Tax rate	16%	16%	16%	16%
EPS	$(0.10)	$(0.01)	$(0.18)	$0.25
Shares	84.3	84.3	86.0	86.6
Cash	$45.0	$55.0	$45.0	$55.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Wednesday, February 28, 2018. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling 1.574.990.1032 or +1.800.240.9147 (passcode 2263129). A replay will be available after 4:30 p.m. PT on the same web site or by calling +1.404.537.3406 or +1.855.859.2056 (passcode 2263129).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. The Company has also revolutionized cable access networking via the industry’s first virtualized CCAP solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating loss, GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP tax rate and non-GAAP EPS for the first quarter of 2018 and for the fiscal year ended December 31, 2018, and share count and cash at March 30, 2018 and December 31, 2018. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS™ and VOS™ product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2016, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.
The non-GAAP measures presented here are: revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Edge inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Edge segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.

Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and is unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
TVN acquisition- and integration- related costs - As a result of the Company’s acquisition of Thomson Video Networks (TVN) in February 2016, the Company incurred acquisition-and integration-related expenses, including legal, accounting and other professional services as well as integration-related costs that are not expected to generate future benefits once the integration is fully consummated. We exclude these transaction and integration expenses because we believe these expenses have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Inventory fair value adjustment - Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.
Deferred revenue fair value adjustment - We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. In connection with our acquisitions, the acquired deferred revenue balances were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, limits the comparability of revenues between periods. We do not expect revenues generated from new contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments aids in the comparability between periods and in assessing our overall operating performance.
Non-cash interest expense related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. Vesting of the warrant shares is subject to Comcast achieving certain milestones and purchase volume commitments, and therefore the accounting guidance requires that the value of the warrant be recorded as a reduction in the Company’s net revenues. Until final vesting, changes in the fair value of the warrant share will be marked to market and any adjustment as such will also be recorded in revenue. The change in fair value together with vested warrant shares are amortized to revenue using a ratio of revenue recognized from the customer in the period compared to total revenue expected from the customer. We have excluded the effect of warrant amortization in our non-GAAP financial measures. Management believes it is useful to exclude the charge for the fair value of the warrant shares in order to better understand the effects of these items on our total revenues and gross margin.
Loss on impairment of long-term investments - We exclude the effect of any other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.

Avid litigation settlement and associated legal fees - In the third quarter of fiscal 2017, we settled the patent litigation with Avid Technology, Inc. by entering into a settlement and patent portfolio cross-license agreement with Avid. Under the agreement, we agreed to pay Avid a one-time non-recurring amount of $6 million in installments. $2.5 million was paid upfront in October 2017 and $1.5 million and $2.0 million will be paid in 2019 and 2020, respectively. Also, the Avid litigation costs of approximately $1.4 million and $0.7 million in the third and fourth fiscal quarter of 2017, respectively, were significantly higher compared to prior periods. We excluded these expenses from our non-GAAP results because we do not believe they are reflective of our ongoing long-term business and operating results.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

The Company has also provided in this release the following non-GAAP financial measure:
Annual recurring revenue (ARR) - ARR is used to assess the trajectory of our OTT SaaS business. ARR means, as of a specified date, the contracted recurring revenue which includes both subscription and maintenance contracts (and excludes perpetual license, term license and service agreements) that are current and booked with a future start date. ARR should be viewed independently of revenue and any other GAAP measure.

CONTACTS:

Sanjay Kalra	Blair King
Chief Financial Officer	Director, Investor Relations and Treasurer
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.408.490.6172

Harmonic Inc.
Preliminary Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$57,024	$55,635
Short-term investments	—	6,923
Accounts receivable	69,844	86,765
Inventories	25,976	41,193
Prepaid expenses and other current assets	18,931	26,319
Total current assets	171,775	216,835
Property and equipment, net	29,265	32,164
Goodwill	242,827	237,279
Intangibles, net	21,279	29,231
Other long-term assets	42,913	38,560
Total assets	$508,059	$554,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$7,610	$7,275
Accounts payable	33,112	28,892
Income taxes payable	233	1,166
Deferred revenues	52,429	52,414
Accrued and other current liabilities	48,705	55,150
Total current liabilities	142,089	144,897
Convertible notes, long-term	108,748	103,259
Other debts and capital lease obligations, long-term	15,336	13,915
Income taxes payable, long-term	917	2,926
Other non-current liabilities	22,626	18,431
Total liabilities	289,716	283,428

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 82,554 and 78,456 shares issued and outstanding at December 31, 2017 and 2016, respectively	83	78
Additional paid-in capital	2,272,690	2,254,055
Accumulated deficit	(2,057,812)	(1,976,222)
Accumulated other comprehensive income (loss)	3,382	(7,270)
Total stockholders’ equity	218,343	270,641
Total liabilities and stockholders’ equity	$508,059	$554,069

Harmonic Inc.
Preliminary Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue:
Product	$65,988	$79,918	$224,645	$285,260
Service	34,986	33,184	133,601	120,651
Total net revenue	100,974	113,102	358,246	405,911
Cost of revenue:
Product	33,959	40,016	119,802	145,714
Service	18,443	15,393	68,624	59,447
Total cost of revenue	52,402	55,409	188,426	205,161
Total gross profit	48,572	57,693	169,820	200,750
Operating expenses:
Research and development	22,752	24,129	95,978	98,401
Selling, general and administrative	31,893	38,883	136,270	144,381
Amortization of intangibles	795	796	3,142	10,402
Restructuring and related charges	1,223	10,114	5,307	14,602
Total operating expenses	56,663	73,922	240,697	267,786
Loss from operations	(8,091)	(16,229)	(70,877)	(67,036)
Interest expense, net	(3,014)	(2,822)	(11,078)	(10,628)
Other expense, net	(394)	(26)	(2,222)	(31)
Loss on impairment of long-term investment	(530)	—	(530)	(2,735)
Loss before income taxes	(12,029)	(19,077)	(84,707)	(80,430)
Benefit from income taxes	(184)	(8,634)	(1,752)	(8,116)
Net loss	$(11,845)	$(10,443)	$(82,955)	$(72,314)
Net loss per share:
Basic and diluted	$(0.14)	$(0.13)	$(1.02)	$(0.93)
Shares used in per share calculations:
Basic and diluted	82,014	78,389	80,974	77,705

Harmonic Inc.
Preliminary Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net loss	$(82,955)	$(72,314)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	8,322	14,836
Depreciation	14,599	18,819
Stock-based compensation	16,610	13,060
Amortization of discount on convertible debt	5,489	4,964
Provision for non-cash warrant	153	434
Restructuring, asset impairment and loss on retirement of fixed assets	1,906	2,305
Loss on impairment of long-term investment	530	2,735
Unrealized foreign exchange (gain) loss	2,369	(856)
Gain on pension curtailment	—	(1,955)
Deferred income taxes, net	2,189	(10,085)
Provision for doubtful accounts, returns and discounts	4,912	2,589
Provision for excess and obsolete inventories	6,005	6,871
Other non-cash adjustments, net	445	408
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	12,598	(2,563)
Inventories	11,687	(4,107)
Prepaid expenses and other assets	6,642	(1,892)
Accounts payable	3,432	5,793
Deferred revenues	(392)	18,106
Income taxes payable	(2,978)	(133)
Accrued and other liabilities	(8,499)	3,423
Net cash provided by operating activities	3,064	438
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(75,669)
Proceeds from maturities of investments	3,106	19,707
Proceeds from sales of investments	3,792	—
Purchases of property and equipment	(11,399)	(15,107)
Decrease (increase) in restricted cash	288	591
Net cash used in investing activities	(4,213)	(70,478)
Cash flows from financing activities:
Payment of convertible debt issuance cost	—	(582)
Proceeds from other debts	6,344	5,968
Repayment of other debts and capital leases	(7,408)	(8,338)
Proceeds from common stock issued to employees	4,716	4,444
Payment of tax withholding obligations related to net share settlements of restricted stock units	(2,757)	(1,644)
Net cash provided by (used in) financing activities	895	(152)
Effect of exchange rate changes on cash and cash equivalents	1,643	(363)
Net increase (decrease) in cash and cash equivalents	1,389	(70,555)
Cash and cash equivalents at beginning of period	55,635	126,190
Cash and cash equivalents at end of period	$57,024	$55,635

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	December 31, 2017				September 29, 2017				December 31, 2016
	GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP
Product
Video Products	$59,882	$—	$59,882	59%	$54,175	$—	$54,175	59%	$75,151	$—	$75,151	67%
Cable Edge	6,106	50	6,156	6%	3,986	(163)	3,823	4%	4,767	295	5,062	4%
Services and Support	34,986	65	35,051	35%	33,853	(215)	33,638	37%	33,184	378	33,562	29%
Total	$100,974	$115	$101,089	100%	$92,014	$(378)	$91,636	100%	$113,102	$673	$113,775	100%

Geography
Americas	$44,563	$115	$44,678	44%	$48,656	$(378)	$48,278	53%	$52,736	$474	$53,210	47%
EMEA	39,209	—	39,209	39%	27,528	—	27,528	30%	41,036	77	41,113	36%
APAC	17,202	—	17,202	17%	15,830	—	15,830	17%	19,330	122	19,452	17%
Total	$100,974	$115	$101,089	100%	$92,014	$(378)	$91,636	100%	$113,102	$673	$113,775	100%

Market
Service Provider	$53,052	$115	$53,167	53%	$50,410	$(378)	$50,032	55%	$69,426	$568	$69,994	62%
Broadcast and Media	47,922	—	47,922	47%	41,604	—	41,604	45%	43,676	105	43,781	38%
Total	$100,974	$115	$101,089	100%	$92,014	$(378)	$91,636	100%	$113,102	$673	$113,775	100%

	Twelve months ended
	December 31, 2017				December 31, 2016 (2)
	GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP
Product
Video Products	$204,301	$—	$204,301	57%	$244,313	$560	$244,873	60%
Cable Edge	20,344	78	20,422	6%	40,947	295	41,242	10%
Services and Support	133,601	186	133,787	37%	120,651	1,546	122,197	30%
Total	$358,246	$264	$358,510	100%	$405,911	$2,401	$408,312	100%

Geography
Americas	$171,736	$153	$171,889	48%	$207,249	$864	$208,113	51%
EMEA	117,129	111	117,240	33%	126,752	1,051	127,803	31%
APAC	69,381	—	69,381	19%	71,910	486	72,396	18%
Total	$358,246	$264	$358,510	100%	$405,911	$2,401	$408,312	100%

Market
Service Provider	$197,910	$153	$198,063	55%	$239,888	$1,143	$241,031	59%
Broadcast and Media	160,336	111	160,447	45%	166,023	1,258	167,281	41%
Total	$358,246	$264	$358,510	100%	$405,911	$2,401	$408,312	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

(2) Excludes TVN revenue prior to March 1, 2016.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended December, 31 2017 (3)
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$87,596	$13,493	$101,089	$(115)	$100,974
Gross profit	46,639	4,034	50,673	(2,101)	48,572
Gross margin%	53.2%	29.9%	50.1%		48.1%
Operating income (loss)	5,752	(4,192)	1,560	(9,651)	(8,091)
Operating margin%	6.6%	(31.1)%	1.5%		(8.0)%
	Three months ended September, 29 2017
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$84,155	$7,481	$91,636	$378	$92,014
Gross profit	48,283	686	48,969	(1,944)	47,025
Gross margin%	57.4%	9.2%	53.4%		51.1%
Operating income (loss)	7,009	(5,735)	1,274	(15,480)	(14,206)
Operating margin%	8.3%	(76.7)%	1.4%		(15.4)%
	Three months ended December 31, 2016
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$104,779	$8,996	$113,775	$(673)	$113,102
Gross profit	60,443	3,330	63,773	(6,080)	57,693
Gross margin%	57.7%	37.0%	56.1%		51.0%
Operating income (loss)	14,145	(4,579)	9,566	(25,795)	(16,229)
Operating margin%	13.5%	(50.9)%	8.4%		(14.3)%
	Twelve months ended December 31, 2017 (3)
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$319,583	$38,927	$358,510	$(264)	$358,246
Gross profit	173,526	9,045	182,571	(12,751)	169,820
Gross margin%	54.3%	23.2%	50.9%		47.4%
Operating loss	(1,911)	(23,002)	(24,913)	(45,964)	(70,877)
Operating margin%	(0.6)%	(59.1)%	(6.9)%		(19.8)%
	Twelve months ended December 31, 2016 (2)
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$353,456	$54,856	$408,312	$(2,401)	$405,911
Gross profit	196,201	21,608	217,809	(17,059)	200,750
Gross margin%	55.5%	39.4%	53.3%		49.5%
Operating income (loss)	14,119	(11,697)	2,422	(69,458)	(67,036)
Operating margin%	4.0%	(21.3)%	0.6%		(16.5)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

(2) Excludes TVN revenue prior to March 1, 2016.

(3) The Company has historically employed an aggregate allocation methodology based on total revenues to attribute professional services revenue and sales expenses between its Video and Cable Edge segments. Beginning in the fourth quarter of 2017, the Company has prospectively changed to a more precise attribution methodology as the activities of selling and supporting the CableOS solution have become increasingly distinct from those of Video solutions. The impact of making this change in the fourth quarter of 2017 compared to the Company’s historical approach was a reduction in operating income of $2.4 million from the Video segment and a corresponding increase to operating income for the Cable Edge segment. The Company believes this updated internal allocation methodology will provide greater clarity regarding the operating metrics of the Video and Cable Edge business segments.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(in thousands, except percentages and per share data)

	Three months ended December 31, 2017
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating expense, net	Net Loss
GAAP	$100,974	$48,572	$56,663	$(8,091)	$(3,938)	$(11,845)
Accounting impact related to warrant amortization	115	115	—	115	—	115
Stock-based compensation	—	747	(4,756)	5,503	—	5,503
Amortization of intangibles	—	1,295	(795)	2,090	—	2,090
Restructuring and related charges	—	(56)	(1,223)	1,167	—	1,167
TVN acquisition-and integration-related costs	—	—	(84)	84	—	84
Avid litigation settlement fees and associated legal fees	—	—	(692)	692	—	692
Loss on impairment of long-term investment	—	—	—	—	530	530
Non-cash interest expenses related to convertible notes	—	—	—	—	1,429	1,429
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(121)
Total adjustments	115	2,101	(7,550)	9,651	1,959	11,489

Non-GAAP	$101,089	$50,673	$49,113	$1,560	$(1,979)	$(356)
As a % of revenue (GAAP)		48.1%	56.1%	(8.0)%	(3.9)%	(11.7)%
As a % of revenue (Non-GAAP)		50.1%	48.6%	1.5%	(2.0)%	(0.4)%
Diluted loss per share:
Diluted net loss per share-GAAP						$(0.14)
Diluted net loss per share-Non-GAAP						$0.00
Shares used to compute net loss per share:
GAAP and Non-GAAP						82,014

	Three months ended September 29, 2017
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating expense, net	Net Loss
GAAP	$92,014	$47,025	$61,231	$(14,206)	$(3,292)	$(15,583)
Accounting impact related to warrant amortization	(378)	(378)	—	(378)	—	(378)
Stock-based compensation	—	478	(3,242)	3,720	—	3,720
Amortization of intangibles	—	1,295	(793)	2,088	—	2,088
Restructuring and related charges	—	549	(2,028)	2,577	—	2,577
TVN acquisition-and integration-related costs	—	—	(117)	117	—	117
Avid litigation settlement fees and associated legal fees	—	—	(7,356)	7,356	—	7,356
Non-cash interest expenses related to convertible notes	—	—	—	—	1,384	1,384
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(1,820)
Total adjustments	(378)	1,944	(13,536)	15,480	1,384	15,044

Non-GAAP	$91,636	$48,969	$47,695	$1,274	$(1,908)	$(539)
As a % of revenue (GAAP)		51.1%	66.5%	(15.4)%	(3.6)%	(16.9)%
As a % of revenue (Non-GAAP)		53.4%	52.0%	1.4%	(2.1)%	(0.6)%
Diluted loss per share:
Diluted net loss per share-GAAP						$(0.19)

Diluted net loss per share-Non-GAAP						$(0.01)
Shares used to compute net loss per share:
GAAP and Non-GAAP						81,445

	Three months ended December 31, 2016
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating expense, net	Net Income(Loss)
GAAP	$113,102	$57,693	$73,922	$(16,229)	$(2,848)	$(10,443)
Cable Edge inventory charge	—	(327)	—	(327)	—	(327)
Acquisition accounting impact related to TVN deferred revenue	239	239	—	239	—	239
Accounting impact related to warrant amortization	434	434	—	434	—	434
Stock-based compensation	—	543	(3,975)	4,518	—	4,518
Amortization of intangibles	—	1,328	(797)	2,125	—	2,125
Restructuring and related charges	—	3,424	(10,115)	13,539	—	13,539
TVN acquisition-and integration-related costs	—	439	(4,828)	5,267	(98)	5,169
Non-cash interest expenses related to convertible notes	—	—	—	—	1,295	1,295
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(9,821)
Total adjustments	673	6,080	(19,715)	25,795	1,197	17,171

Non-GAAP	$113,775	$63,773	$54,207	$9,566	$(1,651)	$6,728
As a % of revenue (GAAP)		51.0%	65.4%	(14.3)%	(2.5)%	(9.2)%
As a % of revenue (Non-GAAP)		56.1%	47.6%	8.4%	(1.5)%	5.9%
Diluted income (loss) per share:
Diluted net loss per share-GAAP						$(0.13)
Diluted net income per share-Non-GAAP						$0.08
Shares used to compute net income (loss) per share:
GAAP						78,389
Non-GAAP						80,112

	Twelve months ended December 31, 2017
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating expense, net	Net Loss
GAAP	$358,246	$169,820	$240,697	$(70,877)	$(13,830)	$(82,955)
Cable Edge inventory charge	—	3,316	—	3,316	—	3,316
Acquisition accounting impact related to TVN deferred revenue	111	111	—	111	—	111
Accounting impact related to warrant amortization	153	153	—	153	—	153
Stock-based compensation	—	2,370	(14,240)	16,610	—	16,610
Amortization of intangibles	—	5,180	(3,142)	8,322	—	8,322
Restructuring and related charges	—	1,279	(5,307)	6,586	—	6,586
TVN acquisition-and integration-related costs	—	342	(2,476)	2,818	—	2,818
Avid litigation settlement fees and associated legal fees	—	—	(8,048)	8,048	—	8,048
Loss on impairment of long-term investment	—	—	—	—	530	530
Non-cash interest expenses related to convertible notes	—	—	—	—	5,489	5,489
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	3,156
Total adjustments	264	12,751	(33,213)	45,964	6,019	55,139

Non-GAAP	$358,510	$182,571	$207,484	$(24,913)	$(7,811)	$(27,816)
As a % of revenue (GAAP)		47.4%	67.2%	(19.8)%	(3.9)%	(23.2)%
As a % of revenue (Non-GAAP)		50.9%	57.9%	(6.9)%	(2.2)%	(7.8)%
Diluted loss per share:
Diluted net loss per share-GAAP						$(1.02)
Diluted net loss per share-Non-GAAP						$(0.34)
Shares used to compute diluted loss per share:

GAAP and Non-GAAP						80,974

	Twelve months ended December 31, 2016
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating expense, net	Net Loss
GAAP	$405,911	$200,750	$267,786	$(67,036)	$(13,394)	$(72,314)
Cable Edge inventory charge	—	4,033	—	4,033	—	4,033
Acquisition accounting impact related to TVN deferred revenue	1,967	1,967	—	1,967	—	1,967
Accounting impact related to warrant amortization	434	434	—	434	—	434
Acquisition accounting impacts related to TVN fair value of inventory	—	189	—	189	—	189
Stock-based compensation	—	1,554	(11,506)	13,060	—	13,060
Amortization of intangibles	—	4,433	(10,403)	14,836	—	14,836
Restructuring and related charges	—	3,400	(14,603)	18,003	—	18,003
TVN acquisition-and integration-related costs	—	1,049	(15,887)	16,936	—	16,936
Loss on impairment of long-term investment	—	—	—	—	2,735	2,735
Non-cash interest expenses related to convertible notes	—	—	—	—	4,967	4,967
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(7,624)
Total adjustments	2,401	17,059	(52,399)	69,458	7,702	69,536

Non-GAAP	$408,312	$217,809	$215,387	$2,422	$(5,692)	$(2,778)
As a % of revenue (GAAP)		49.5%	66.0%	(16.5)%	(3.3)%	(17.8)%
As a % of revenue (Non-GAAP)		53.3%	52.8%	0.6%	(1.4)%	(0.7)%
Diluted loss per share:
Diluted net loss per share-GAAP						$(0.93)
Diluted net loss per share-Non-GAAP						$(0.04)
Shares used to compute diluted loss per share:
GAAP and Non-GAAP						77,705

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Business Outlook
(In millions, except percentages and per share data)

	Q1-2018 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$83.0 to $93.0	$39.7 to $46.2	$55.1 to $57.1	$(17.4) to $(8.9)	$(3.3)	$(21.3) to $(12.9)
Stock-based compensation expense	—	0.6	(3.9)	4.5	—	4.5
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Restructuring and related charges	—	1.4	(1.4)	2.8	—	2.8
Non-cash interest expense related to convertible notes	—	—	—	—	1.5	1.5
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	$1.0 to $2.2

Total adjustments	—	3.3	(6.1)	9.4	1.5	$11.9 to $13.1

Non-GAAP	$83.0 to $93.0	$43.0 to $49.5	$49.0 to $51.0	$(8.0) to $0.5	$(1.8)	$(8.2) to $(1.0)
As a % of revenue (GAAP)		48.0% to 49.5%	59% to 69%	(21)% to (10)%	(4%)	(25)% to (14)%
As a % of revenue (Non-GAAP)		52.0% to 53.0%	53% to 61%	(10)% to 0.5%	(2%)	(10)% to (1)%
Diluted loss per share:
Diluted net loss per share-GAAP						$(0.25) to $(0.15)
Diluted net loss per share-Non-GAAP						$(0.10) to $(0.01)
Shares used to compute diluted loss per share:
GAAP and Non-GAAP						84.3

	2018 Outlook
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$380.0 to $430.0	$184.2 to $219.7	$214.3 to $222.3	$(38.1) to $5.4	$(13.3)	$(54.5) to $(10.5)
Stock-based compensation expense	—	2.2	(13.8)	16.0	—	16.0
Amortization of intangibles	—	5.2	(3.1)	8.3	—	8.3
Restructuring and related charges	—	1.4	(1.4)	2.8	—	2.8
Non-cash interest expense related to convertible notes	—	—	—	—	6.1	6.1
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	$(1.2) to $5.8

Total adjustments	—	8.8	(18.3)	27.1	6.1	$32.0 to $39.0

Non-GAAP	$380.0 to $430.0	$193.0 to $228.5	$196.0 to $204.0	$(11.0) to $32.5	$(7.2)	$(15.5) to $21.5
As a % of revenue (GAAP)		48.5% to 51.0%	50% to 59%	(10)% to 1%	(3%)	(14)% to (2)%
As a % of revenue (Non-GAAP)		51.0% to 53.0%	46% to 54%	(3)% to 8%	(2%)	(4)% to 5%
Diluted income (loss) per share:
Diluted net (loss) per share-GAAP						$(0.63) to $(0.12)
Diluted net income (loss) per share-Non-GAAP						$(0.18) to $0.25
Shares used to compute diluted loss per share:
GAAP and Non-GAAP						86.0
Shares used to compute diluted income per share:
Non-GAAP						86.6